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                                                                     Exhibit 8.1


                                               November 7, 2001



Five Star Quality Care, Inc.
400 Centre Street
Newton, Massachusetts  02458

Ladies and Gentlemen:

         We have acted as counsel in connection with the registration of common stock by Five Star Quality Care, Inc., a Maryland corporation (the "Company") on the Registration Statement on Form S-1, File No. 333-69846 (the "Form S-1"), under the Securities Act of 1933, as amended (the "Act").

         We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of corporate records, certificates and statements of officers and accountants of the Company, Senior Housing Properties Trust and HRPT Properties Trust, and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the articles of incorporation and the by-laws of the Company; (ii) the form of articles of amendment and restatement and the amended and restated by-laws of the Company, each to be in effect prior to the effectiveness of the Form S-1; (iii) the Form S-1, including the section therein captioned "Federal Income Tax Considerations"; (iv) Senior Housing Properties Trust's Annual Report on Form 10-K for the year ended December 31, 2000, including the section therein captioned "Federal Income Tax Considerations", as updated by Senior Housing Properties Trust's Current Report on Form 8-K filed on October 1, 2001, including the section therein captioned "Supplementary Federal Income Tax Considerations"; and (v) HRPT Properties Trust's Annual Report on Form 10-K for the year ended December 31, 2000, including the section therein captioned "Federal Income Tax Considerations".

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Five Star Quality Care, Inc.
November 7, 2001
Page 2


         The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "Tax Laws"). No assurance can be given that the Tax Laws will not change. In preparing the discussions with respect to Tax Laws matters in the section in the Form S-1 captioned "Federal Income Tax Considerations", we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinions are based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the Form S-1, and in the documents incorporated therein by reference; and (ii) representations made to us by officers of the Company, Senior Housing Properties Trust, or HRPT Properties Trust, or contained in the Form S-1, in each such instance without regard to qualifications such as "to the best knowledge of" or "in the belief of".

         We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Form S-1 are consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

         Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to Tax Laws in the section in the Form S-1 captioned "Federal Income Tax Considerations" in all material respects are accurate and fairly summarize the Tax Laws issues addressed therein, and we hereby confirm that the opinions of counsel referred to in said section represent our opinions on the subject matter thereof.

         Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in the Tax Laws.

         We hereby consent to the incorporation of this opinion by reference as an exhibit to the Form S-1 and to the reference to our firm therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

                                           Very truly yours,

                                           /s/ Sullivan & Worcester LLP

                                           SULLIVAN & WORCESTER LLP